                                 EXHIBIT #10(a)

                             AMENDED AND RESTATED

                              SYSCO CORPORATION

                     EXECUTIVE DEFERRED COMPENSATION PLAN

                              AMENDED AND RESTATED
                               SYSCO CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                                                                        Section
ARTICLE I -- DEFINITIONS

         Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.1
         Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.2
         Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.3
         Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.4
         Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.5
         Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.6
         Company Match . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.7
         Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.8
         Deferred Compensation Ledger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.9
         Disability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.10
         MIP Bonus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.11
         Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.12
         Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.13
         Plan Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.14
         Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.15
         Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.16
         Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.17
         Sysco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.18
         Total Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.19
         Voting Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.20

ARTICLE II - ELIGIBILITY

ARTICLE III - BONUS DEFERRAL AND COMPANY CONTRIBUTIONS

         Bonus Deferral Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3.1
         Company Match . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3.2

ARTICLE IV - ACCOUNT

         Establishing a Participant's Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.1
         Credit of the Participant's Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.2
         Crediting of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.3
         Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.4
         Procedure to Credit Interest After Distribution
           Has Begun . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.5



                                                                                                        Section
ARTICLE V - VESTING

         Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5.1
         Company Match  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5.2

ARTICLE VI - DISTRIBUTIONS

         Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.1

         Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.2
         Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.3
         Termination Prior to Death, Disability or Retirement . . . . . . . . . . . . . . . . . . . . .     6.4
         Events Causing a Reduction in Credited Interest  . . . . . . . . . . . . . . . . . . . . . . .     6.5
         Forfeiture For Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.6
         Forfeiture For Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.7
         Hardship Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.8
         Expenses Incurred in Enforcing the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.9
         Restrictions on any Portion of Total Payments
            Determined to be Excess Parachute Payments  . . . . . . . . . . . . . . . . . . . . . . . .    6.10
         Responsibility for Distributions and
           Withholding and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.11

ARTICLE VII - ADMINISTRATION

         Committee Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.1
         Committee Organization and Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.2
         Powers of the Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.3
         Committee Discretion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.4
         Annual Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.5
         Reimbursement of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.6

ARTICLE VIII - ADOPTION BY SUBSIDIARIES

         Procedure for and Status After Adoption  . . . . . . . . . . . . . . . . . . . . . . . . . . .     8.1
         Termination of Participation By Adopting Subsidiary  . . . . . . . . . . . . . . . . . . . . .     8.2

ARTICLE IX - AMENDMENT AND/OR TERMINATION

         Amendment or Termination of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9.1
         No Retroactive Effect on Awarded Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . .     9.2
         Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9.3




                                                                                                         Section
ARTICLE X - FUNDING

         Payments Under This Agreement are the Obligation
           of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.1
         Agreement May Be Funded Through Rabbi Trust  . . . . . . . . . . . . . . . . . . . . . . . . .    10.2
         Reversion of Excess Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.3
         Participants Must Reply Only on General
            Credit of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.4

ARTICLE XI - MISCELLANEOUS

         Limitation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.1
         Distributions to Incompetents of Minors  . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.2
         Nonalienation of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.3
         Reliance Upon Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.4
         Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.5
         Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.6
         Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.7
         Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.8
         Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.9




                              AMENDED AND RESTATED

                               SYSCO CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                 WHEREAS, Sysco Corporation has established the Sysco Executive Deferred Compensation Plan effective July 3, 1988, which plan was last amended and restated in its entirety by an instrument dated September 20, 1993 (the "Plan");

                 WHEREAS, Sysco Corporation retained the right to amend the Plan at any time by an instrument in writing; and

                 WHEREAS, the Plan has been amended by the First Amendment to the Plan, which amendment was executed January 26, 1995, and by the Second Amendment to the Plan, which amendment was executed June 7, 1995, and;

                 WHEREAS, it has been determined that the Plan should again be restated to incorporate the First and Second Amendments so that the Plan, as amended, is set forth in one document;

                 NOW, THEREFORE, Sysco Corporation amends and restates the Sysco Corporation Executive Deferred Compensation Plan as follows:

                                   ARTICLE I

                                  DEFINITIONS


                 1.1 Account. "Account" means a Participant's Account in the Deferred Compensation Ledger maintained by the Committee which reflects the benefits a Participant is entitled to under this Plan.

                 1.2 Beneficiary. "Beneficiary" means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.

                 1.3 Board of Directors. "Board of Directors" means the Board of Directors of Sysco.

                 1.4 Change of Control. "Change of Control" means the occurrence of one or more of the following events:

                 (a) Any "person", including a "syndication" or "group" as those terms are used in Section 13(d)(3) of the Securities Act, is or becomes the beneficial owner, directly or indirectly, of securities of Sysco representing 20% or more of the combined voting power of Sysco's then outstanding Voting Securities;

                 (b) Sysco is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation either (i) less than 80% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of Sysco immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of Sysco entitled to vote on such merger or consolidation, the stockholders of Sysco as of such record date, or (ii) the Board of Directors, or similar governing body, of the surviving or resulting entity does not have as a majority of its members the persons specified in clause (c)(i) and (ii) below;

                 (c) If at any time the following do not constitute a majority of the Board of Directors of Sysco (or any successor entity referred to in clause (b) above):


                          (i) persons who are directors of Sysco on July 12, 1991; and

                          (ii) persons who, prior to their election as a director of Sysco (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of Sysco;

                 (d) If at any time during a calendar year a majority of the directors of Sysco are not persons who were directors at the beginning of the calendar year; and

                 (e) Sysco transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of Sysco.

                 1.5 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 1.6 Company. "Company" means Sysco and any Subsidiary adopting the Plan.

                 1.7 Company Match. "Company Match" means the 50% match which the Company makes yearly to that portion of the amount deferred, if any, during a Plan Year by a Participant under this Plan which is not in excess of 20% of the Participant's MIP Bonus.

                 1.8 Committee. "Committee" means the persons who are from time to time serving as members of the committee administering this Plan.

                 1.9 Deferred Compensation Ledger. "Deferred Compensation Ledger" means the ledger maintained by the Committee for each Participant which reflects the amount of compensation deferred by the Participant under this Plan, the Company match, and the amount of interest credited on each of these amounts.

                 1.10 Disability. "Disability" means a physical or mental condition that meets the eligibility requirements for the receipt of disability income under the terms of the Disability Income Plan sponsored by Sysco for those employees participating in the Sysco Corporation Management Incentive Plan.

                 1.11 MIP Bonus. "MIP Bonus" means a bonus awarded or to be awarded to the Participant under the Sysco Corporation Management Incentive Plan.

                 1.12 Participant. "Participant" means an employee of a Company who is eligible for and is participating in the Plan.

                 1.13 Plan. "Plan" means the Sysco Corporation Executive Deferred Compensation Plan set forth in this document, as amended from time to time.

                 1.14 Plan Year. "Plan Year" means a one year period which coincides with the fiscal year of Sysco. Sysco has a 52/53 week fiscal year beginning on the Sunday next following the Saturday closest to June 30th of each calendar year.

                 1.15 Retirement. "Retirement" means any termination of the employment of a Participant from all Companies on or after attaining age 65.

                 1.16 Securities Act. "Securities Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 1.17 Subsidiary. "Subsidiary" means any wholly owned subsidiary of Sysco.

                 1.18 Sysco. "Sysco" means the Sysco Corporation, the sponsor of this Plan.

                 1.19 Total Payments. "Total Payments" mean all payments or benefits received or to be received by a Participant in connection with a Change of Control of Sysco and the termination of his employment under the terms of this Agreement or the Sysco Corporation Supplemental Executive Retirement Plan, and in connection with a Change of Control of Sysco under the terms of any stock option plan or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a Change of Control or any person affiliated with the Company or who as a result of the completion of transactions causing a Change of Control become affiliated with the Company within the meaning of Section 1504 of the Code, taken collectively.

                 1.20 Voting Securities. "Voting Securities" means any security which ordinarily possesses the power to vote in the election of the Board of Directors without the happening of any precondition or contingency.

                                   ARTICLE II

                                  ELIGIBILITY

                 Initially, all participants in the Sysco Corporation Management Incentive Plan, exclusive of any participant whose income is subject to the Canadian tax laws, will be eligible to participate in this Plan. However, the Committee retains the right to establish such additional eligibility requirements for participation in this Plan as it may determine is appropriate or necessary from time to time and has the right to determine, in its sole discretion, that any one or more persons who meet the eligibility requirements will not be eligible to participate for one or more Plan Years beginning after the date they are notified of this decision by the Committee.

                                  ARTICLE III

                    BONUS DEFERRAL AND COMPANY CONTRIBUTIONS

                 3.1 Bonus Deferral Election. A Participant may elect prior to the beginning of any Plan Year what, if any, percentage of his MIP Bonus earned during the ensuing Plan Year is to be deferred under this Plan. Prior to the period the Committee establishes for each Participant to make his election, the Committee will notify all eligible Participants of the maximum and minimum percentages of the MIP Bonus earned during the ensuing Plan Year that may be deferred. Once an election has been made as to the percentage to be deferred it becomes irrevocable for that Plan Year. The election to participate in the Plan for a given Plan Year will be effective only upon receipt by the Committee of the Participant's percentage deferral election on such form as will be determined by the Committee from time to time. If the Committee fails to receive an election prior to the beginning of a Plan Year, the Participant will be deemed to have elected not to defer any part of his MIP Bonus for that Plan Year.

                 3.2 Company Match. The Company will award each Participant who elects to defer a portion of his MIP Bonus under this Plan with an amount equal to 50% of that portion of the amount deferred which is not in excess of 20% of his MIP Bonus, for a maximum match by the Company of 10% of the Participant's MIP Bonus.

                                   ARTICLE IV

                                    ACCOUNT


                 4.1 Establishing a Participant's Account. The Committee will establish an Account for each Participant in a special Deferred Compensation Ledger which will be maintained by the Company. The Account will reflect the amount of the Company's obligation to the Participant at any given time.

                 4.2 Credit of the Participant's Deferral and the Company's Match. Upon completion of the Plan Year the Committee will determine, as soon as administratively practicable, the amount of a Participant's MIP Bonus that has been deferred for that Plan Year and the amount of the Company Match and will credit those amounts to the Participant's Account in the Deferred Compensation Ledger as of the July 1st coincident with or closest to the end of the Plan Year for which the MIP Bonus was awarded.

                 4.3 Crediting of Interest. Interest will be credited on a Participant's Account at the rate established by Section 4.4 in the form of simple interest compounded annually but credited on a monthly basis. The interest earned on each deferral and each Company Match will be entered separately.

                 4.4 Interest Rate. Interest will be applied to each year's deferral and each Company Match at the highest of the following described rates plus 1%:

                 (a)      a 20 year Treasury Bond,

                 (b)      a 10 year Treasury Note, and

                 (c) the composite yield on Moody's Seasoned Corporate Bond Yield Index.

                 The highest rate is determined by taking a monthly average for the calendar year ending prior to the beginning of the Plan Year. The rate, once established, will be used for the entire Plan Year and will be compounded annually. This interest will continue to be credited until distribution is made in the case of a lump sum or until distribution has commenced in the case of an installment distribution when the rate calculated under Section 4.5 becomes applicable. However if an event described in Section 6.5 occurs, the rate credited under this Section will be reduced as required in Section 6.5.

                 4.5 Procedure to Credit Interest After Distribution Has Begun. For purposes of crediting interest to a Participant's Account once the Participant has qualified for and is receiving an installment distribution, the interest rate to be applied to the declining balance beginning immediately after the first installment is due will be that rate determined by taking a monthly average of the rate calculated under Section 4.4 for the last calendar year prior to the month in which the first installment becomes due. This rate, once established, will be used until the distribution is complete and will be compounded annually.

                                   ARTICLE V

                                    VESTING

                 5.1 Deferrals. All deferrals of the MIP Bonus will be 100% vested at all times. The applicable interest accumulated on those deferrals will be 100% vested except for any reduction which may occur under
Section 6.5 and for the events of forfeiture described in Section 6.6 and 6.7.

                 5.2 Company Match. Each Company Match together with interest accumulated on those matches will vest on: (a) the tenth anniversary of the date as of which the Company Match was credited to the Participant's Account, (b) the Participant's attaining age 60, (c) the Participant's death,
(d) the Participant's becoming disabled or (e) a Change of Control, whichever shall occur earliest, except for the events of forfeiture described in Sections
6.6 and 6.7 and any reduction caused by the restriction in Section 6.10.

                                   ARTICLE VI

                                 DISTRIBUTIONS


                 6.1 Death. Upon the death of a Participant, the Participant's Beneficiary or Beneficiaries will receive the portion of the amount credited to the Participant's Account in the Deferred Compensation Ledger which is vested under Sections 5.1 and 5.2 in 15 equal annual installments of principal and interest. The first installment will be made 90 days after the Participant's death and each succeeding installment will be made on the same day of each succeeding year thereafter.

                 Each Participant, upon making his initial deferral election, will file with the Committee a designation of one or more Beneficiaries to whom distributions otherwise due the Participant will be made in the event of his death prior to the complete distribution of the amount credited to his Account in the Deferred Compensation Ledger. The designation will be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant's death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise ceased to exist, the Beneficiary will be the Participant's spouse, if the spouse survives the Participant, or otherwise the Participant's estate. A Beneficiary must survive the Participant by 60 days in order to be considered to be living on the date of the Participant's death. If any Beneficiary survives the Participant but dies or otherwise ceases to exist before receiving all amounts due the Beneficiary from the Participant's Account, the balance of the amount which would have been paid to that Beneficiary will, unless the Participant's designation provides otherwise, be distributed to the individual deceased Beneficiary's estate or to the Participant's estate in the case of a Beneficiary which is not an individual. Any Beneficiary designation which designates any person or entity other than the Participant's spouse must be consented to in writing in a form acceptable to the Committee in order to be effective.

                 6.2 Disability. Upon the disability of a Participant, the Participant will receive the portion of the amount credited to the Participant's Account in the Deferred Compensation Ledger which is vested under Sections 5.1 and 5.2 in 15 equal annual installments of principal and interest. The first installment will be made 90 days after the Participant becomes disabled and each succeeding installment will be made on the same day of each succeeding year thereafter.

                 6.3 Retirement. Upon the Retirement of a Participant, the Participant will receive the portion of the amount credited to his Account in the Deferred Compensation Ledger which is vested under Sections 5.1 and 5.2 in 15 equal annual installments of principal and interest. The first installment will be made 90 days after the Participant's retirement and each succeeding installment will be made on the same day of each succeeding year thereafter.

                 6.4 Termination Prior to Death, Disability or Retirement. Upon a Participant's termination from the employ of all Companies on or after age 60 but prior to death, Disability or Retirement, the Participant will receive the portion of the amount credited to his Account in the Deferred Compensation Ledger which is vested under Sections 5.1 and 5.2 in 15 equal annual installments of principal and interest. The first installment will be made 90 days after the Participant's termination and each succeeding installment will be made on the same day of each succeeding year thereafter. Upon a Participant's termination from the employ of all

Companies prior to both age 60 and death, Disability or Retirement, the Participant will receive the portion of the amount credited to his Account in the Deferred Compensation Ledger which is vested under Sections 5.1 and 5.2 in one lump sum cash payment 90 days after the Participant's termination. Any amounts not then vested will be forfeited.

                 6.5 Events Causing a Reduction in Credited Interest. If a Participant terminates under Section 6.4 and there is no Change of Control during the preceding four Plan Years, the interest on that portion or all of the deferrals in the Account which the Participant becomes entitled to receive may be reduced. Where there is no Change of Control during the preceding four Plan Years the interest rate provided in Section 4.4 will become inapplicable to each deferral which has become distributable because of the Participant's termination but has been credited to the Participant's Account less than 10 years on that date if the Participant is not at least age 60 prior to the end of the Plan Year. Instead the interest on each such deferral will be reduced to the rate for 90 day Treasury Bills on the first market day of the calendar year during which the Plan Year began. The rate, once established, will be used for the entire Plan Year and will be compounded annually.

                 6.6 Forfeiture For Cause. If the Committee finds, after full consideration of the facts presented on behalf of both the Company and a former Participant, that the Participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the Company which damaged the Company, or for disclosing trade secrets of the Company, the entire amount credited to his Account in the Deferred Compensation Ledger, exclusive of an amount equal to the sum of the total deferrals of the Participant, will be forfeited even though it may have been previously vested under Sections 5.1 and/or 5.2. The decision of the Committee as to the cause of a former Participant's discharge and the damage done to the Company will be final. No decision of the Committee will affect the finality of the discharge of the Participant by the Company in any manner. Notwithstanding the foregoing, the forfeiture created by this Section will not apply to a Participant or former Participant discharged during the Plan Year in which a Change of Control occurs, or during the next three succeeding Plan Years following the Plan Year in which a Change of Controls occurs unless an arbitrator selected to review the Committee's findings agrees with the Committee's determination to apply the forfeiture.
The arbitrator will be selected by permitting the Company and the Participant to strike one name each from a panel of three names obtained from the American Arbitration Association. The person whose name is remaining will be the arbitrator.

                 6.7 Forfeiture for Competition. If at the time a distribution is being made or is to be made to a Participant or former Participant, the Committee finds after full consideration of the facts presented on behalf of the Company and the Participant or former Participant, that the Participant or former Participant at any time within two years from his termination of employment from all Companies which adopted this Plan, and without written consent of the Company, directly or indirectly owns, operates, manages, controls or participates in the ownership, management, operation or control of or is employed by, or is paid as a consultant or other independent contractor by a business which competes or at any time did compete with the Company by which he was formerly employed in a trade area served by the Company at the time distributions are being made or to be made and in which the Participant or former Participant had represented the Company while employed by it; and, if the Participant or former Participant continues to be so engaged 60 days after written notice has been given to him, the Committee will forfeit all amounts otherwise due the Participant or former Participant, exclusive of an amount equal to the sum of the total deferrals of the Participant or former Participant even though it may have been previously vested under Sections 5.1 and/or 5.2. Notwithstanding the foregoing, the forfeiture created by this Section will not apply to any Participant or former Participant whose termination of employment from all Companies which adopted this Plan occurs during the Plan Year in which a Change of Control occurs or during the next three succeeding Plan Years following the Plan Year in which a Change of Control occurs.

                 6.8 Hardship Withdrawals. Any Participant who is in pay status may request a hardship withdrawal. No hardship withdrawal can exceed the lesser of the amount credited to the Participant's Account or the amount reasonably needed to satisfy the emergency need. Whether a hardship exists and the amount reasonably needed to satisfy the emergency need will be determined by the Committee based upon the evidence presented by the Participant and the rules established in this Section. If a hardship withdrawal is approved by the Committee it will be paid within 10 days of the Committee's determination. A hardship for this purpose is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant, loss of the Participant's property due to casualty, or any similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. The circumstances that will constitute a hardship will depend upon the facts of each case, but, in any case, payment may not be made to the extent that the hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets will not itself cause severe financial hardship, or
(c) by cessation of deferrals
under this Plan. Such foreseeable needs for funds as the need to send a Participant's child to college or the desire to purchase a home will not be considered to be a hardship.

                 6.9 Expenses Incurred in Enforcing the Plan. The Company will, in addition, pay a Participant for all legal fees and expenses incurred by him in contesting or disputing his termination or in seeking to obtain or enforce any benefit provided by this Plan if the termination occurs in the Plan Year in which a Change of Control occurs or during the next three succeeding Plan Years following the Plan Year in which a Change of Control occurs except to the extent that the payment of those fees or expenses are restricted under
Section 6.10.

                 6.10 Restrictions on any Portion of Total Payments Determined to be Excess Parachute Payments. In the event that any payment or benefit received or to be received by a Participant in connection with a Change of Control of Sysco, or the termination of his employment by the Company would not be deductible, whether in whole or in part, by the Company or any affiliated company, as a result of Section 280G of the Code and a reduction under the Sysco Corporation Supplemental Executive Retirement Plan is not sufficient to cause all benefits paid under this Plan to be deductible, the benefits payable under this Plan shall be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code, or the benefits payable under this Agreement have been reduced to an amount equal to the Participant's MIP Bonus deferred under this Plan together with the interest accrued on the deferred amount. In determining this limitation: (a) no portion of the Total Payments which the Participant has waived in writing prior to the date of the payment of benefits under this Plan will be taken into account, (b) no portion of the Total Payments which tax counsel, selected by the Company's independent auditors and acceptable to the Participant, determined not to constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code will be taken into account, (c) no portion of the Total Payments which tax counsel, selected by the Company's independent auditors and acceptable to the Participant, determines to be reasonable compensation for services rendered within the meaning of Section 280G(b)(4) of the Code will be taken into account, and (d) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments will be determined by the Company's independent auditors in accordance with Sections 280G(d)(3) and (4) of the Code.

                 6.11 Responsibility for Distributions and Withholding of Taxes. The Committee will furnish information, to the Company last employing the Participant, concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the Rabbi Trust to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld. If a Participant has deferred compensation under the Plan while in the service of more than one Company, each Company for which the Participant was working will reimburse the disbursing agent for the amount attributable to compensation deferred while the Participant was in the service of that Company if it has not already provided that funding to the disbursing agent.

                                  ARTICLE VII

                                 ADMINISTRATION


                 7.1 Committee Appointment. The Committee will be appointed by the Board of Directors. The initial Committee members will be Messrs. Woodhouse, Lindig and Lowrey and Mrs. Riker. Each Committee member will serve until his or her resignation or removal. The Board of Directors will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.

                 7.2 Committee Organization and Voting. The Committee will select from among its members a chairman who will preside at all of its meetings and will elect a secretary without regard to whether that person is a member of the Committee. The secretary will keep all records, documents and data pertaining to the Committee's supervision and administration of the Plan. A majority of the members of the Committee will constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting will decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself.

                 7.3 Powers of the Committee. The Committee will have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and will have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

                 (a) to make rules and regulations for the administration of the Plan;

                 (b) to construe all terms, provisions, conditions and limitations of the Plan;

                 (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect for the greatest benefit of all parties at interest;

                 (d) to designate the persons eligible to become Participants and to establish the maximum and minimum amounts that may be elected to be deferred;

                 (e) to determine all controversies relating to the administration of the Plan, including but not limited to:

                          (1) differences of opinion arising between the Company and a Participant except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control, in which event it shall be decided by judicial action; and

                          (2) any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefits of all parties at interest; and

                 (f) to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of the Plan.

                 7.4 Committee Discretion. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review. Notwithstanding the foregoing, the Committee's decisions, refraining to act or acting is to be subject to judicial review for those incidents occurring during the Plan Year in which a Change of Control occurs and during the next three succeeding Plan Years.

                 7.5 Annual Statements. The Committee will cause each Participant to receive an annual statement as soon as administratively possible after the conclusion of each Plan Year containing the amounts deferred and the Company Match through the end of that Plan Year and the interest applicable to the deferred and matched amounts, and the amount vested as of the end of that Plan Year.

                 7.6 Reimbursement of Expenses. The Committee will serve without compensation for their services but will be reimbursed by Sysco for all expenses properly and actually incurred in the performance of their duties under the Plan.

                                  ARTICLE VIII

                            ADOPTION BY SUBSIDIARIES


                 8.1 Procedure for and Status After Adoption. Any Subsidiary may, with the approval of the Committee, adopt this Plan by appropriate action of its board of directors. The terms of the Plan will apply separately to each Subsidiary adopting the Plan and its Participants in the same manner as is expressly provided for Sysco and its Participants except that the powers of the Board of Directors and the Committee under the Plan will be exercised by the Board of Directors of Sysco alone. Sysco and each Subsidiary adopting the Plan will bear the cost of providing plan benefits for its own Participants. It is intended that the obligation of Sysco and each Subsidiary with respect to its Participants will be the sole obligation of the Company that is employing the Participant and will not bind any other Company.

                 8.2 Termination of Participation By Adopting Subsidiary. Any Subsidiary adopting the Plan may, by appropriate action of its board of directors, terminate its participation in the Plan. The Committee may, in its discretion, also terminate a Subsidiary's participation in the Plan at any time. The termination of the participation in this Plan by a Subsidiary will not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to amounts previously standing to his credit in his Account in the Deferred Compensation Ledger or reduce the interest rate of interest to accrue on amounts deferred by him and credited to his Account prior to the distribution of those funds to the Participant without his consent.

                                   ARTICLE IX

                          AMENDMENT AND/OR TERMINATION


                 9.1 Amendment or Termination of the Plan. The Board of Directors may amend or terminate this Plan at any time by an instrument in writing without the consent of any adopting Company.

                 9.2 No Retroactive Effect on Awarded Benefits. No amendment will affect the rights of any Participant to the amounts then standing to his credit in his Account in the Deferred Compensation Ledger, to change the method of calculating the rate of interest already accrued or to accrue in the future on amounts deferred by him or matched by the Company prior to the date of the amendment or to change a Participant's right under any provision relating to a Change of Control after a Change of Control has occurred without the Participant's consent. However, the Board of Directors shall retain the right at any time to change in any manner the method of calculating the rate of interest on all amounts deferred by a Participant and/or matched by the Company after the date of the amendment if it has been announced to the Participants.

                 9.3 Effect of Termination. If the Plan is terminated, all amounts deferred by Participants and matched by the Company and credited to a Participant's Account will immediately vest under Sections 5.1 and 5.2 and interest will be applied to the Account in accordance with Section 4.4 as if the Participant were entitled to and did retire on the date the Plan terminated. Distribution would then, as soon as conveniently practicable, commence in accordance with Section 6.3 and interest during the distribution period would be calculated and credited in accordance with Section 4.5. The forfeiture provisions of Sections 6.6 and 6.7 and the restriction set out in Section 6.10 would continue to apply throughout the period of distribution.

                                   ARTICLE X

                                    FUNDING


                 10.1 Payments Under This Agreement are the Obligation of the Company. The Company will pay the benefits due the Participants under this Plan; however should it fail to do so when a benefit is due, the benefit will be paid by the trustee of that certain trust agreement, entered into contemporaneously with this agreement, by and between the Company and Texas Commerce Bank National Association. In any event, if the trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by this Plan.

                 10.2 Agreement May Be Funded Through Rabbi Trust. It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance so as to accumulate assets sufficient to fund the obligations of the Company under this Plan and that the Company may, but is not required to contribute any policy or policies it may purchase and any amount it finds desirable to a trust established to accumulate assets sufficient to fund the obligations of all of the Companies signatory to this Plan. However, under all circumstances, the Participants will have no rights to any of those policies; and likewise, under all circumstances, the rights of the Participants to the assets held in the trust will be no greater than the rights expressed in this agreement. Nothing contained in the trust agreement which creates the funding trust will constitute a guarantee by any Company that assets of the Company transferred to the trust will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt. Any trust agreement prepared to fund the Company's obligations under this agreement must specifically set out these principles so it is clear in that trust agreement that the Participants in this Plan are only unsecured general creditors of the Company in relation to their benefits under this Plan.

                 10.3 Reversion of Excess Assets. Any adopting Company may, at any time, request the actuary, who last performed the annual actuarial valuation of the Sysco Retirement Plan, to determine the present Account balance, assuming the Account balance to be fully vested and the interest rate not to be reduced (whether they are or not), as of the month end coincident with or next preceding the request, of all Participants and Beneficiaries of deceased Participants for which all Companies are or will be obligated to make payments under this Plan. If the fair market value of the assets held in the trust, as determined by the Trustee as of that same date, exceeds the total of the Account balances of all Participants and Beneficiaries by 25%, any Company may direct the trustee to return to each Company its proportionate part of the assets which are in excess of 125% of the Account balances. Each Company's share of the excess assets will be the Participants' Accounts earned while in the employ of that Company as compared to the total of the Account balances earned by all Participants under the Plan times the excess assets. If there has been a Change of Control, for the purpose of determining if there are excess funds, all contributions made prior to the Change of Control will be subtracted from the fair market value of the assets held in the trust as of the determination date but before the determination is made.

                 10.4 Participants Must Rely Only on General Credit of the Company. It is also specifically recognized by both the Company and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this agreement. Nothing contained in this agreement will constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of the Company. Though the Company may establish or become a signatory to a Rabbi Trust, as indicated in Section 10.1, to accumulate assets to fulfill its obligations, the Plan and any such trust will not create any lien, claim, encumbrance, right, title or other interest of any kind whatsoever in any Participant in any asset held by the Company, contributed to any such trust or otherwise designated to be used for payment of any of its obligations created in this agreement. No specific assets of the Company have been or will be set aside, or will in any way be transferred to the trust or will be pledged in any way for the performance of the Company's obligations under this Plan which would remove such assets from being subject to the general creditors of the Company.

                                   ARTICLE XI

                                 MISCELLANEOUS



                 11.1 Limitation of Rights. Nothing in this Plan will be construed:

                 (a) to give any employee of any Company any right to be designated a Participant in the Plan;

                 (b) to give a Participant any right with respect to the compensation deferred, the Company match or the interest credited in the Deferred Compensation Ledger except in accordance with the terms of this Plan;

                 (c) to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;

                 (d) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or

                 (e) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of any unsecured general creditor of the Company.

                 11.2 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

                 11.3 Nonalienation of Benefits. No right or benefit provided in this Plan will be transferable by the Participant except, upon his death, to a named Beneficiary as provided in this Plan. No right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under this Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit will, in the discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

                 11.4 Reliance Upon Information. The Committee will not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company's legal counsel, the Company's independent accountants or other advisors in connection with the administration of this Plan will be deemed to have been taken in good faith.

                 11.5 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

                 11.6 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

                 11.7 Gender and Number. If the context requires it, words of one gender when used in this Plan will include the other genders, and words used in the singular or plural will include the other.

                 11.8 Governing Law. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

                 11.9 Effective Date. This Plan will be operative and effective on July 3, 1988.

                 IN WITNESS WHEREOF, the Company has executed this document on this 16th day of August, 1995, restating the Plan to incorporate the First Amendment executed January 26, 1995, and the Second Amedment executed June 7, 1995, into the amended and restated Plan, executed September 20, 1993.



                               SYSCO CORPORATION



                               By  /s/ La Dee G. Riker
                                 --------------------------